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                                                                   EXHIBIT 10.52

                                LICENSE AGREEMENT

         This License Agreement ("Agreement") effective as of September 8, 1999 ("Effective Date"), is made by and between LSI Logic Corporation, a Delaware corporation ("LSI"), and ChipPac Limited, a British Virgin Islands corporation ("ChipPac") (each of whom is individually sometimes referred to as a "Party" and both of whom are collectively sometimes referred to as "Parties").

                                    RECITALS

         This Agreement is made with reference to the following facts and circumstances:

         A. Whereas LSI wishes to license to ChipPac certain Packaging Technology (as defined below) pertaining to Flip Chips (as defined below), and ChipPac wishes to obtain such a license, according to the terms and conditions set forth herein.

         B. Whereas LSI wishes to obtain certain packaging services from ChipPAC or ChipPAC Affiliates, and ChipPAC wishes to cause its Affiliates to provide such services, according to the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the terms, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    DEFINITIONS AND RULES OF CONSTRUCTION

        DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following words and expressions shall have the meanings set forth below:

        Section 1.1 "Affiliate" of a Party means, any corporation, limited liability company, partnership or other business enterprise:

                 (a) which owns or controls, directly or indirectly, fifty percent (50%) or more of the voting rights with respect to the election of directors or managers, or which has practical control directly or indirectly, of any Party to this Agreement;

                 (b) of which fifty percent (50%) or more of the voting rights with respect to the election of directors or managers is owned or controlled, directly or indirectly, by, or which is under the practical control directly or indirectly of, any Party to this Agreement; or

                 (c) of which fifty percent (50%) or more of the total voting rights with respect to the election of directors or managers is owned or controlled, directly or indirectly, by, or which is under the practical control directly or indirectly of, any corporation, limited liability company, partnership or other business enterprise qualifying under subsections (a) or (b) above.

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Any corporation, limited liability company, partnership or other business enterprise which would at any time an Affiliate of LSI or ChipPac by reason of the foregoing, shall be considered an Affiliate for purposes of this Agreement only for so long as the foregoing conditions are met.

     Section 1.2 "ChipPac Improvements" means any Improvements associated with licensed Product Flip Chip (defined in Section 1.6) which are invented, developed, discovered or otherwise acquired by ChipPac during the term of the Agreement.

     Section 1.3 "Applicable Improvements" means any Improvements which are invented, developed, discovered or otherwise acquired by LSI before January 1, 2004.

     Section 1.4 "Claim" is defined in Section 9.1.

     Section 1.5 "Confidential Information" means (i) the Technical Information and (ii) information disclosed by either party, if disclosed in writing, that is identified and marked as confidential (or with words of similar import) at the time of its disclosure or which, if disclosed verbally, is designated confidential at the time of disclosure and is summarized and identified as confidential in a writing delivered to the receiving party on or before thirty
(30) days after the disclosure; provided that Confidential Information shall in no event include any information that: (a) was known to the receiving party prior to its receipt hereunder; (b) is or becomes publicly available without breach of this Agreement; (c) is received from another without obligation of confidentiality to the disclosing party and without breach of this Agreement; or
(d) is disclosed by the disclosing party to anther without an obligation of confidentiality.

     Section 1.6 "Flip Chip" means a semiconductor device assembly characterized by having all of the following elements: (i) an organic substrate with a top surface and a bottom surface; (ii) a semiconductor die with an active surface and an opposing top surface; (iii) solder bumps formed on the active surface of the semiconductor die and mounted to the top surface of the organic substrate;
(iv) underfill epoxy disposed between the solder bumps and the organic substrate; (v) solder balls (output leads) formed on the bottom surface of the organic substrate; (vi) a stiffener disposed around the periphery of the top surface of the substrate, the stiffener not being in contact with the semiconductor die; and (vii) a head spreader with a top surface and a bottom surface, the bottom surface lying substantially parallel to the top surface of the substrate, the bottom surface resting upon the stiffener (either directly or through an epoxy or the like), the bottom surface in thermal contact with the top surface of the semiconductor die (either by being in direct contact or being in contact through grease or the like).

     Section 1.7 "Improvements" means all developments, enhancements, modifications or betterments that may be made in the Packaging Technology or Technical Information, or that is otherwise useful with respect to the manufacture or design of a CSP, whether or not patented, patentable, copyrighted or copyrightable.

     Section 1.8 "Initial Qualification" means completing LSI's subcontractor qualification requirements for a Flip Chip.

     Section 1.9 "Intellectual Property Rights" means (a) all Patent Rights; (b) all copyrights and all other literary property and author rights, and all rights, title and interest in and to all

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copyrights, copyright registrations certificates of copyrights and copyrighted interests; and (c) all rights, title and interest in and to all trade secrets and trade secret rights.

     Section 1.10 "Licensed Product" means a Flip Chip with at least 200 solder balls (output leads for coupling to a printed circuit board).

     Section 1.11 "LSI's Intellectual Property Rights" means all Intellectual Property Rights owned by LSI or licensed to LSI with the right to grant sublicenses thereunder without payment of royalties, in and to the Packaging Technology and/or the Technical Information.

     Section 1.12 "Packaging Technology" means LSI's technology for use in packaging integrated circuits as described in the Technical Information.

     Section 1.13 "Patent Rights" means any patent rights, letters patent and applications for letters patent, or other government-issued or granted indicia of invention ownership, including any reissue, division, term extension, continuation or continuation-in-part.

     Section 1.14 "Technical Information" means the materials described in Exhibit A.

2.   LICENSE AND TECHNOLOGY TRANSFER

     Section 2.1 LICENSE GRANT. Subject to the terms and conditions of this Agreement, LSI agrees to grant and does hereby grant to ChipPac, a personal, non-exclusive, non-transferable right and license (with the right to grant sublicenses to the Manufacturing Companies as specified in Section 2.4) under LSI's Intellectual Property Rights to use the Packaging Technology and the Technical Information and Applicable Improvements for the purposes of manufacturing, using, selling and importing CSPs worldwide. The foregoing license, subject to the applicable terms and conditions of this Agreement, including without limitation Sections 2.3, 2.4, 2.5, 2.7 and Section 13, shall become perpetual, irrevocable and fully paid up upon any termination of this Agreement by LSI if, prior to the date of termination, ChipPAC has paid LSI [redacted*] according to Section 5.3. The foregoing license, subject to the applicable terms and conditions of this Agreement, including without limitation Sections 2.3, 2.4, 2.5, 2.7 and Section 13, shall become perpetual, irrevocable and fully paid up upon: (i) payment by CHIPPAC of all fees due under Section 5 (including [redacted*] pursuant to Section 5.2), or January 1, 2004, whichever is earlier (provided that as of January 1, 2004, CHIPPAC is not in breach of this Agreement); or (ii) any termination of this Agreement by LSI prior to January 1, 2004, so long as CHIPPAC has paid LSI [redacted*] according to
Section 5.3.

     Section 2.2 EXCLUSIVITY. The license set forth in Section 2.1 shall be non-exclusive except as otherwise explicitly provided in this Section 2.2.

              (a) Provided that CHIPPAC uses reasonable diligence to implement the Packaging Technology, LSI shall not grant any third party in addition to those licensed as of the Effective Date the right to use before May 1, 2000 any material portion of the Packaging Technology for the purpose of manufacturing Flip Chips. However, LSI will have the right at any time to provide the Package Technology to any third party for the purposes of technology transfer and qualification.

_______________________
* Confidential treatment requested.


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     Section 2.3 NO SUBLICENSES; NO RIGHTS IN TRADEMARKS; NO IMPLIED LICENSES.
The license granted pursuant to Section 2.1 shall not be sublicensed by ChipPac, other than to Manufacturing Companies as specified in Section 2.4, and will convey no right to ChipPac to use or register any trademarks, service marks, or trade names of LSI or of its Affiliates. Nothing herein shall be construed as committing LSI to convey to ChipPac either expressly or by implication, any right under any letters patent or other Intellectual Property Rights of LSI, or any right to use any Technical Information, except as explicitly set forth in
Section 2.1

     Section 2.4 HAVE MADE RIGHTS EXCLUDED. "Have-made" rights are not included in the license granted under Section 2.1. Accordingly, ChipPac shall not have the right to have Licensed Products made for it by a third party (including, without limitation, any Affiliate of CHIPPAC) at a third party's manufacturing facility or elsewhere without the prior written approval of LSI, which approval LSI may not unreasonably withhold. Notwithstanding the foregoing, this provision shall not preclude ChipPac Korea, Limited, ChipPAC Shanghai, Limited and ChipPac U.S.A. (the "Manufacturing Companies") from making the Licensed Products for CHIPPAC provided that before CHIPPAC provides the Manufacturing Companies with any Packaging Technology, the Manufacturing Companies agree in writing to terms and conditions no less protective of LSI than those set forth herein, including, without limitations, Sections 2.1, 2.3, 2.4, 2.5, 2.7, 3, 6, 7, 8, 9.1, 9.2, 9.3
and 9.4. CHIPPAC shall be fully liable to LSI for any breach by the Manufacturing Companies of such terms and conditions.

     Section 2.5 MARKING. ChipPac shall comply with all pertinent patent marking statutes with respect to any patents that are part of LSI's Intellectual Property, provided that LSI provides adequate information to ChipPac to enable ChipPac to comply with such statutes.

     Section 2.6 TECHNOLOGY TRANSFER. Within 30 days of the Effective Date, LSI will begin to provide CHIPPAC with a copy of the Technical Information ("Technology Transfer"). LSI will provide CHIPPAC with the services of up to 3 engineers for up to a total of 3 months per engineer to assist CHIPPAC with implementing the Packaging Technology at CHIPPAC's facilities, ChipPac Korea, Limited and/or ChipPac Shanghai, Limited. Notwithstanding the foregoing, in no event shall LSI be required to incur fully burdened costs (including employee time, lodging, and other associated travel costs) associated with such Technology Transfer in excess of [redacted*]. The parties will use commercially reasonable efforts to complete the Technology Transfer by July 31, 2000. In addition to the services described above, LSI will provide a reasonable amount of support with respect to CHIPPAC's use of the Packaging Technology at CHIPPAC's United States and offshore facilities before Initial Qualification. Such support shall include telephone support but in no event shall LSI be required to provide its personnel at CHIPPAC's facilities in connection with such support.

     Section 2.7 OWNERSHIP. As between the Parties, LSI shall retain ownership of the Packaging Technology, Technical Information, and all of LSI's Intellectual Property Rights.

     Section 2.8 ADVERTISING AND SALE LIMITATIONS. CHIPPAC shall not (i) publicly advertise before October 1, 1999 or disclose to potential customers before October 1, 1999 that it has a license to the Packaging Technology, and
(ii) CHIPPAC shall not accept orders before October 1, 1999 for prototype or production Flip Chips made with the Packaging Technology.

_______________________
* Confidential treatment requested.


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3.   IMPROVEMENTS

     ChipPac hereby grants LSI a non-exclusive, fully paid-up, royalty-free, perpetual, irrevocable, worldwide license under all pertinent Intellectual Property Rights in and to ChipPac Improvements to make, have made, use and sell packaging for semiconductor products, with the right to grant sublicenses therefore to any one or more of LSI's Affiliates and to persons that do not compete with ChipPac or its Affiliates. Upon LSI's request, ChipPac will provide LSI with all pertinent know-how regarding any "ChipPac Improvements."

4.   PACKAGING SERVICES

     Section 4.1 PURCHASE COMMITMENT. Subject to the terms and conditions of this Agreement, LSI agrees that it will purchase from CHIPPAC packaging services for [redacted*] of the Flip Chips required by LSI to be delivered to LSI's customers during the [redacted*] ("Purchase Commitment"). The Purchase Commitment is conditioned on: (i) CHIPPAC at all times remaining competitive with respect to price, quality and turn around time; and (ii) the Parties reaching mutual agreement with respect to terms and conditions that will govern the purchase of Flip Chip packaging services (collectively, the "Commitment Conditions"). In the event that CHIPPAC is unable to meet all of the Commitment Conditions with respect to any part of the Purchase Commitment, LSI will have the right to use a third party (or itself) for such part of the Purchase Commitment.

     Section 4.2 SUPPLY COMMITMENT. Subject to the terms and conditions of this Agreement, CHIPPAC agrees to satisfy the Purchase Commitment (as defined in Section 4.1) ("Supply Commitment") provided that LSI supplies CHIPPAC each calendar quarter with a non-binding forecast that is a good faith estimate of LSI's total monthly Flip Chip requirements for the then remaining portion of the [redacted*].

5.   FEES; REPORTS AND PAYMENT

     CHIPPAC's fees under this Agreement, which shall in no case exceed [redacted*] in the aggregate, shall be payable to LSI as follows:

     Section 5.1 PAYMENTS FOR TECHNOLOGY TRANSFER SERVICES. CHIPPAC shall pay LSI [redacted*] by October 30, 1999 and [redacted*] by January 30, 2000 in return for the services to be provided by LSI pursuant to Section 2.6.

     Section 5.2 FEES. In consideration of the right and license to use the Packaging Technology and Applicable Improvements and the associated Technical Information granted in Section 2.1, CHIPPAC shall pay to LSI:

              (a) U.S. [redacted*] within the thirty (30) day period beginning with the date that process certification is completed and that assembly of qualification materials begins. Process certification is defined as the implementation of materials and process recipes into the CHIPPAC equipment set and demonstration of product conformance to physical parameters as specified in LSI's Flip Chip corporate specifications covering buildup, microlam and 4 layer Packaging Technologies.

_____________________
*Confidential treatment requested.


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              (b) U.S. [redacted*] within the thirty (30) day period beginning with the date that Initial Qualification occurs, including U.S. [redacted*] for qualification of build-up packaging for Packaging Technology, U.S. [redacted*] for qualification of microlam technology for Packaging Technology, and U.S. [redacted*] for qualification of 4 layer technology for Packaging Technology.

              (c) for the first eight customer products (which may be from the same customer), U.S. [redacted*] the thirty (30) day period beginning with the date that the customer first qualifies CHIPPAC to produce Flip Chip packaging for a particular product, which qualification shall be deemed to have occurred no later than the first day such customer places an order with CHIPPAC to provide Flip Chip packaging for such product, or [redacted*] by June 30, 2000, whichever comes first.

     Section 5.3 LICENSE FEES. In consideration of the right and license to use the Packaging Technology and Applicable Improvements and the associated Technical Information granted in Section 2.1, CHIPPAC shall pay to LSI for Licensed Products manufactured and used by CHIPPAC or the Manufacturing Companies (as defined in Section 2.4) or provided by CHIPPAC or the Manufacturing Companies (as defined in Section 2.4) to any third party a deferred license fee in the amount of U.S. [redacted*] per solder ball (output lead for coupling to a printed circuit board) on each such Licensed Product (excluding Licensed Products produced by CHIPPAC for LSI). In no event shall license fees due pursuant to this Section exceed U.S. [redacted*] ("License Cap"). Further, no license fees will be due for Licensed Products manufactured by CHIPPAC on and after January 1, 2004.

     Section 5.4 REPORTS; PAYMENTS. On or before the thirtieth (30th) day of each January, April, July and October, and on or before the thirtieth (30th) day of the month next following the month which includes the effective date of the early termination of this Agreement (a "Payment Date"), CHIPPAC shall deliver to LSI a written report in the English language, in form satisfactory to LSI, showing (a) the unit quantity and number of solder balls (output leads for coupling to a printed circuit board) of the various types of Licensed Products manufactured, used or sold by CHIPPAC during the preceding calendar quarter or portion thereof; and (b) the calculation of license fees due thereon (such report being referred to hereinafter as a "Statement of Account"). Said Statement of Account shall be accompanied by LSI's wire transfer of immediately available funds in payment of the license fees due. All calculations and payments of license fees shall be in U.S. dollars.

     Section 5.5 INTEREST ON LATE PAYMENTS. Any license fee payment not received by LSI in immediately available funds by the fifth (5th) day following any Payment Date (as defined in Section 5.4) shall bear interest from the applicable Payment Date until paid in full by CHIPPAC to LSI at the annual rate equal to prime + 3/4%; provided, however, that in no event shall such interest rate exceed the highest rate permissible under applicable law.

     Section 5.6 TAXES. All taxes imposed as a result of any payments made pursuant to this Section 5.6 shall be paid by the Party required to do so by applicable law; provided, however, that if so required by applicable law and any relevant tax treaty, ChipPac shall (a) withhold the amount of any national or federal income taxes levied by the government in question, on the payments to be made pursuant to this Section 5.6, and (b) promptly effect

___________________
* Confidential treatment requested.


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payment thereof to the appropriate taxing authorities; and (c) transmit to LSI officials tax receipts or other evidence issued by said appropriate taxing authorities sufficient to enable LSI to support a claim for the appropriate income tax credit in respect of any such taxes so withheld and paid to the governments in question.

6.   RECORDS; INSPECTIONS AND AUDITS

     Section 6.1 RECORDS. CHIPPAC shall keep complete and accurate records and books of account in accordance with United States generally accepted accounting principles, consistently applied, containing all information and data required for the computation and verification of the amounts to be paid to LSI hereunder. CHIPPAC shall retain such records and books for a period of two (2) years following termination of this Agreement; provided that if any litigation, arbitration, judicial reference or other legal proceeding is commenced during any such retention period CHIPPAC shall retain such records and books until the conclusion of such litigation, arbitration, judicial reference or other legal proceeding.

     Section 6.2 INSPECTIONS AND AUDITS. No more than once per year, LSI shall have the right, through an accounting firm selected by LSI, which shall be a public accounting firm nationally recognized in the United States (the "Accountants"), to inspect, audit, or copy during ordinary working hours the records and books referred to in Section 6.1 and to interview the employees, agents and accountants of CHIPPAC responsible for the preparation and maintenance of such records and books, for the purpose of determining whether a payment pursuant to Section 5.2 is due and/or verifying the accuracy of (i) such records and books, and (ii) any license fee payment made under this Agreement. Such Accountants shall agree to standard confidentiality provisions. Such inspections or audits shall be conducted at LSI's expense; provided, however, if an inspection or audit discloses material variations resulting in underpayment of license fees by CHIPPAC of greater than 7.5% of the amounts due under Section 5 during the one year period preceding the audit date, as reasonably determined by such Accountants in good faith, CHIPPAC shall be obligated to reimburse LSI for all costs and expenses of the inspection or audit (and interest on the underpayment). Notwithstanding anything to the contrary above, LSI's right to inspect of audit CHIPPAC's records and reports shall expire two (2) years after termination of this Agreement by lapse of time or otherwise; provided that if any litigation, arbitration, judicial reference or other legal proceeding is commenced during such two year period, LSI's audit and inspection rights shall remain in effect until the conclusion of such litigation, arbitration, judicial reference or other legal proceeding.

7.   WARRANTIES AND REPRESENTATIONS

     Section 7.1 GENERAL WARRANTIES AND REPRESENTATIONS. Each Party warrants and represents to, and covenants with, the other Party that all corporate action necessary for the authorization, execution and delivery of this Agreement by such Party and the performance of its obligations hereunder has been taken.

     Section 7.2 DISCLAIMER. EXCEPT AS OTHERWISE PROVIDED IN SECTION 7.3, LSI DISCLAIMS ANY AND ALL EXPRESS WARRANTIES, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT, PERTAINING TO THE

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PACKAGING TECHNOLOGY, TECHNICAL INFORMATION, OR ANY OTHER TECHNOLOGY PROVIDED BY
LSI HEREUNDER. Without limiting the foregoing, nothing in this Agreement shall be deemed to be a warranty or representation, either express or implied, that:
(i) LSI or its Affiliates will continue to develop the Packaging Technology; and
(ii) that LSI will enforce LSI's Intellectual Property Rights against any third party; or (iii) except as provided in Section 7.3, the exercise of CHIPPAC's rights hereunder will not infringe any intellectual property rights (including, without limitation, patent rights). LSI shall have no liability whatsoever to ChipPac in the event that ChipPac is unable to successfully implement the Packaging Technology.

     Section 7.3 LIMITED INTELLECTUAL PROPERTY WARRANTIES. LSI warrants and represents to ChipPac that as of the Effective Date for the Packaging Technology, (i) the Packaging Technology and the associated Technical Information do not impermissibly include any trade secrets or copyrighted material of any third party; and (ii) no third party has notified LSI that the Packaging Technology infringes its patents. To the extent LSI owns a patent that is part of LSI's Intellectual Property Rights, LSI has the right to license such patent pursuant to this Agreement. ChipPac warrants and represents to LSI that any and all ChipPac Improvements provided by ChipPac to LSI will not impermissibly include any trade secrets or copyrighted material of any third party.

8.   LIMITATION ON DAMAGES

         NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS AND LOSS OF USE) SUFFERED BY THE OTHER PARTY ARISING FROM OR RELATING TO THE PERFORMANCE, NON-PERFORMANCE, BREACH OF OR DEFAULT UNDER A COVENANT, WARRANTY, REPRESENTATION, TERM OR CONDITION OF THIS AGREEMENT, PROVIDED THAT THE FOREGOING SHALL NOT APPLY TO ANY BREACH BY CHIPPAC OF THE LICENSE GRANTED HEREIN OR THE IMPROPER USE OR DISCLOSURE BY CHIPPAC OR ITS AFFILIATES OF THE PACKAGING TECHNOLOGY TECHNICAL INFORMATION, AND/OR APPLICABLE IMPROVEMENTS. LSI'S AGGREGATE LIABILITY ARISING FROM OR RELATING TO LSI'S PERFORMANCE, NON-PERFORMANCE, BREACH OF OR DEFAULT UNDER A COVENANT, WARRANTY, REPRESENTATION, TERM OR CONDITION OF THIS AGREEMENT, SHALL NOT EXCEED THE PAYMENTS IT HAS RECEIVED FROM CHIPPAC HEREUNDER. EXCEPT AS EXPLICITLY SET FORTH ABOVE, THE LIMITATIONS ON LIABILITY AND DAMAGES SET FORTH ABOVE APPLY TO ALL CAUSES OF ACTION THAT MAY BE ASSERTED HEREUNDER, WHETHER SOUNDING IN BREACH OF CONTRACT, BREACH OF WARRANTY, TORT, PRODUCT LIABILITY, NEGLIGENCE OR OTHERWISE. IN NO EVENT SHALL LSI BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE TECHNOLOGY.

9.   THIRD PARTY CLAIMS

     Section 9.1 INTELLECTUAL PROPERTY RIGHTS.
                 ----------------------------

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              (a) Subject to the limitations set forth in Section 8 and in this
Section 9.1, each Party ("Defending Party") shall defend and settle any claim, demand, cause of action, loss, damage, liability, fine, penalty, cost or expense (each, a "Claim") brought against the other Party ("Defended Party") arising our of a breach of the Defending Party's warranties and representations set forth in Section .3 and pay all damages to the extent attributable to such breach that are awarded pursuant to such Claims. As a condition of the Defending Party's obligations set forth in the preceding sentence, the Defended Party shall give the Defending Party prompt written notice of any such Claims as described in the first sentence of this Section, full authority to defend and settle such Claims and all reasonable assistance to the Defending Party (at the Defending Party's expense) as may be requested by Defending Party.

              (b) If, as a result of a Claim for which LSI is the Defending Party, ChipPac becomes enjoined from using the Packaging Technology or if LSI reasonably believes such a Claim may be initiated: (a) LSI shall at its election
(i) procure for ChipPac the right to use the Packaging Technology; (ii) provide ChipPac with replacement technology (which shall become Packaging Technology) that is non-infringing that is a reasonable substitute for the infringing Packaging Technology; or (iii) if neither (i) nor (ii) is commercially feasible, refund all payments made under Section 5. In cases (ii) and (iii) above, ChipPAC will immediately cease using the Packaging Technology in question upon receiving written notice from LSI. In the case where ChipPAC is the Defending party, the Defended Party shall include LSI's Affiliates and any third party whom LSI has provided the ChipPAC Improvement in question pursuant to Section 3.

     Section 9.2 EXCLUSIONS. LSI shall have no obligation except as set forth above in this Section 9 arising out of or relating to the continued use of any infringing technology after LSI has provided ChipPac with written notice pursuant to Section 7.1 to cease such use.

     Section 9.3 NOTICE. Each Party ("Notifying Party") shall provided the other Party ("Notified Party") with written notice promptly after learning of any allegations that the Notifying Party's use or exploitation of any technology provided by the Notified Party hereunder infringes or misappropriates any third party's Intellectual Property Rights. To the extent that any Claims arising our of such allegations do not arise out of the Notified Party's warranties pursuant to Section 7.3, the Notified Party shall have the right, but not the obligation, to assist in the defense of any such Claims. If LSI is the Notified Party, LSI will (i) provide ChipPac with all pertinent information regarding LSI's creation of the Packaging Technology and (iii) make the pertinent LSI employees available to ChipPac to assist ChipPac (and its attorneys) with interpreting and verifying such information.

     Section 9.4 HIGH RISK ACTIVITIES: INDEMNITY. The Packaging Technology is not intended to create packaging for products that will be used in medical or aviation activities or in other high risk activities.

10.  ENFORCEMENT

     ChipPac shall not have the right to enforce any of LSI's Intellectual Property Rights. In the event that ChipPac learns that any third party is infringing or misappropriating any of LSI's Intellectual Property Rights, ChipPac shall promptly thereafter provide LSI with written notice regarding such infringement or misappropriation.

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11.  TERM; DEFAULT AND TERMINATION;EFFECT OF TERMINATION

     Section 11.1 TERM. Unless sooner terminated pursuant to the early termination provisions hereof, this Agreement apart from Section 4, shall be effective upon the Effective Date and shall continue in effect. Unless sooner terminated pursuant to the early termination provision hereof, Section 4 shall expire three years from the Initial Qualification.

     Section 11.2 TERMINATION FOR DEFAULT. If either Party defaults on a material provision and does not cure such default within forty-five (45) days after written notice thereof is received from the other Party, such other Party shall have the right at its option to terminate the Agreement.

     Section 11.3 OTHER TERMINATION. ChipPAC shall have the right to terminate this Agreement without cause upon six months prior written notice to LSI. If ChipPAC terminates this Agreement pursuant to this Section 11.3, it shall pay LSI [redacted*] less any amounts paid by ChipPAC hereunder prior to the date of such termination.

     Section 11.4 INSOLVENCY. Should either Party: (a) become insolvent; (b) make an assignment for the benefit of creditors; (c) file or have filed against it a petition in bankruptcy or seeking reorganization; (d) have a receiver appointed; or (e) institute any proceedings for liquidation or winding up; then the other Party may, in addition to other rights and remedies it may have, terminate the Agreement or any purchase orders placed under the Agreement immediately by written notice.

     Section 11.5 BREACH OF CONFIDENTIALITY. The Parties stipulate that the arbitration provisions of Section 14.11 shall not apply to any temporary restraining order, injunctive relief, protective order or other provisional remedy sought to prohibit a breach or threatened breach of the provisions of
Section 13.1.

     Section 11.6 RIGHTS AND REMEDIES; TERMINATION OF CERTAIN PROVISIONS. The termination of this Agreement shall be without prejudice to (a) the right of LSI to receive upon its request all payments accrued and unpaid hereunder; (b) the rights and remedies of any Party with respect to the current or any previous breach of any other representations, warranties, covenants, terms, conditions or provisions of this Agreement (provided that the limitation on liability set forth in Article 6 shall apply to such rights and remedies); (c) any rights to indemnification set forth herein; (d) the grant-back license from ChipPAC to LSI in ChipPAC's Improvements under Section 3; (e) ChipPAC's license under Section 2 if the license set forth in Section 2.1 has become irrevocable according to the terms specified therein; and (f) any other provisions hereof which expressly or necessarily call for performance after the termination of this Agreement. To the extent this Agreement is terminated for any reason within three years of the Initial Qualification, LSI shall be deemed to have no Purchase Commitment (as defined in Section 4.2).

     Section 11.7 TERMINATION OF CHIPPAC'S RIGHTS UPON DEFAULT. Immediately upon and after termination (by either Party) of this Agreement, (i) applicable license fees shall become due and payable with respect to sales of all Licensed Products that were manufactured by ChipPAC or which were in the course of such manufacture prior to such termination; (ii) unless the license set forth in
Section 2.1 has become irrevocable according to the terms specified therein,

___________________
* Confidential treatment requested.

ChipPAC shall (a) cease making, marketing, using and selling of Licensed Products, (b) cease its use of any and all Packaging Technology and Technical Information; and (c) return to LSI all media containing Technical Information and copies thereof and all other materials and data of ChipPAC which contains or are based on the Packaging Technology; and (iii) any and all restrictions imposed on LSI according to Section 2.2 shall immediately terminate.

12.  ADDITIONAL BANKRUPTCY PROVISIONS

     Section 12.1 GENERALLY. This is a contract under which applicable law excuses LSI from accepting performance from or rendering performance to ChipPac within the meaning of sections 365(c) and 365(e)(2) of the Bankruptcy Code, 11 U.S.C. Secs. 365 (c), 365(e)(2). Accordingly, in the event of ChipPac's bankruptcy, this Agreement cannot be assumed or assigned without LSI's express written consent.

     Section 12.2 ASSUMPTION. In the event LSI consents to assumption and assignment of this Agreement, any person or entity to which this Agreement is assigned pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., shall be deemed without further act or deed to have assumed all of the obligations arising under this Agreement on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to LSI an instrument confirming such assumption.

     Section 12.3 LIFTING OF STAY. In the event that ChipPac is the subject of any insolvency, bankruptcy, reorganization, or similar proceeding under the United States Bankruptcy Code, voluntarily or involuntarily, the Parties stipulate that LSI is entitled to the automatic and absolute lifting of the automatic stay as to the enforcement of its remedies under this Agreement, including specifically but not limited to the stay imposed by 11 U.S.C. Section 362, as amended; ChipPac hereby consents to the immediate lifting of any such automatic stay, and will not contest any action by LSI to lift such stay; ChipPac expressly acknowledges that it has no equity in the license and rights granted under this Agreement.

13.  CONFIDENTIALITY

     Section 13.1 OBLIGATION. Each Party agrees to maintain in confidence the other Party's Confidential Information. Neither Party shall disclose the other Party's Confidential Information to any other person or organization without the prior written consent of the other Party. Each Party shall protect such information from disclosure to others with at least the same degree of case as such Party exercises to protect its own information of similar type and importance provided that the degree of care exercised with respect to Confidential Information that is Technical Information shall in no event be less than a high degree of care. Each Party shall disclose the other Party's Confidential Information only to those employees of the receiving Party that have a need to know such information. Neither Party shall use the other Party's Confidential Information except as expressly permitted in this Agreement. The obligations of confidentiality and protection required by this section shall survive the expiration, termination or cancellation of this Agreement for a period of five (5) years, provided that the obligations with respect to Confidential Information that is Technical Information shall survive in perpetuity.

     Section 13.2 THIRD PARTY REQUEST FOR INFORMATION. Except as otherwise provided in this Agreement, either Party shall immediately notify the other Party of any private or governmental request for secret or confidential information (including, without limitation, Confidential Information) or any other information or documents relating to this Agreement. Each Party shall have the right to participate in any other Party's response to any such request. In the event that a Party receives any subpoena or other legal process requiring the production of information, documents, data, work papers, reports, or other materials relating to any secret or confidential information (including, without limitation, Confidential Information) or to this Agreement, that party shall:

              (a) give the other Party, if possible, the opportunity to participate in quashing, modifying or otherwise responding to any compulsory process in an appropriate and timely manner; and

              (b) cooperate fully with the other Party's efforts to narrow the scope of any such compulsory process, to obtain a protective order limiting the use or disclosure of the information sought, or in any other lawful way to obtain continued protection of the secret or confidential information.

     Section 13.3 NOTICE. If either Party ("First Party") becomes aware of the loss, theft or misappropriation of the other Party's Confidential Information which is in the First Party's possession or control, the First Party shall notify the other Party in writing within five (5) days of its discovery of such loss, theft or misappropriation.

     Section 13.4 TERMS CONFIDENTIAL; PUBLICITY. Neither Party shall disclose the terms and conditions of this Agreement to any third party without the other Party's prior written consent, except to the extent required by applicable governmental authorities. Notwithstanding the foregoing, each Party shall have the right to disclose this Agreement to its attorneys, accountants and like personnel, and to potential investors or acquirors, and for SEC filings, IPO events under reasonable conditions of confidentiality. ChipPac agrees to issue joint press announcements with LSI promptly after the Effective Date and promptly after Initial Qualification. Each party must approve of the content of such announcements before they are released. Neither party shall otherwise issue a press release regarding this Agreement without the other Party's prior written consent.

14.  GENERAL PROVISIONS

     Section 14.1 ASSIGNMENT. ChipPac shall not assign any of its rights or privileges to any person (including its Affiliates) hereunder, whether by operation of law or otherwise (including, without limitation, by merger with or acquisition by a third party) without the prior written approval of LSI, which approval LSI shall not unreasonably withhold. Any attempted assignment in violation of this Section 14.1 shall be null and void AB INITIO. LSI shall have the unrestricted right to assign this Agreement to any person, in which case the definition of "LSI's Intellectual Property Rights" shall include only those Intellectual Property Rights licensed hereunder prior to the effective date of any such assignment.

     Section 14.2 CONTROLLING LAW. This Agreement shall be construed and interpreted in accordance with the law of the State of California (except its choice of law rules) as though made by two parties residing in California so as to be fully performed within that State.

     Section 14.3 EXPORT CONTROLS. ChipPac shall comply with all export control laws and regulations of the United States of America.

     Section 14.4 WAIVER. No failure or delay on the part of either party in the exercise of any right or privilege hereunder shall operate as a waiver thereof or of the exercise of any right or privilege hereunder, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

     Section 14.5 NOTICE. Any notice or claim provided for herein shall be in writing and shall be given (i) by personal delivery, effective upon delivery,
(ii) by first class mail, postage prepaid, addressed to the address first stated above for the recipient, effective one (1) business day after proper deposit in the mail, or (iii) by facsimile directed to the facsimile number first indicated above for the recipient, but only if accompanied by mailing of a copy in accordance with (ii) above, effective as of the date of facsimile transmission.

     Section 14.6 SEVERABILITY; SEVERAL RIGHTS AND OBLIGATIONS. If any provision of this Agreement is held to be ineffective, unenforceable or illegal for any reason, such decision shall not effect the validity or enforcement of any or all of the remaining portions thereof. If more than one Product is covered under this Agreement, then the rights and obligations of the parties as to each such Product shall be several and independent from those as to any other Product.

     Section 14.7 OTHER RIGHTS. Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise upon either party or any third party any license or other right except, solely as to the parties hereto, the rights expressly granted hereunder.

     Section 14.8 PUBLICITY. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the parties. Neither of the parties shall act unilaterally in this regard without the prior written approval of the other party; however, this approval shall not be unreasonably withheld.

     Section 14.9 TITLES. Any titles included herein are for convenience only and are not to be used in the interpretation of this Agreement.

     Section 14.10 INTEGRATION; MODIFICATION. This Agreement, together with the Exhibits hereto, embodies the final, complete and exclusive statement of the terms of their agreement with respect to the subject matter hereof and supersedes any prior or contemporaneous representations, descriptions, courses of dealing or agreements as to such subject matter. No amendment or modification of this Agreement or any Exhibit hereto shall be valid or binding upon the parties unless in writing and signed by an officer of each party, and NO EMPLOYEE OF EITHER PARTY OR REPRESENTATIVE HAS ANY AUTHORITY OTHERWISE TO BIND EITHER PARTY TO ANY OBLIGATION OR LIABILITY NOT EXPRESSLY STATED HEREIN.

     Section 14.11 ARBITRATION. Any dispute relating to the enforceability, interpretation of performance of this Agreement (other than claims for which injunctive relief is sought), or relating to the parties' relationship or any transactions between them arising out of this Agreement, shall be resolved at the request of either party through binding arbitration in San Francisco, California; provided, however, that it shall not be deemed a waiver of the right to arbitrate for a party to seek, nor shall this Agreement be interpreted to preclude a party from seeking, in a court of competent jurisdiction, temporary or preliminary injunctive relief pending entry of judgment on any arbitration award, or other appropriate prejudgment relief. Any discovery shall be conducted in accordance with the Federal Rules of Civil Procedure. Except as otherwise expressly provided herein, arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association. The arbitration shall be conducted by three arbitrators. Each party will select one arbitrator, and the two arbitrators thus selected will select a third arbitrator. Judgment upon award by the arbitrators may be entered by any state or federal court having jurisdiction.

     Section 14.12 RELATIONSHIP TO THE PARTIES. The relationship of the parties hereto is that of independent contractors. Neither party, nor its agents or employees shall be deemed to be the agent, employee, joint venturer, partner or fiduciary of the other party. Neither party shall have the right to bind the other party, transact any business in the other party's name or on its behalf or incur any liability for or on behalf of the other party.

     IN WITNESS HEREOF the parties have caused this Agreement to be signed by their duly authorized representatives.

LSI LOGIC CORPORATION ("LSI")

By:        /s/ Maniam B. Alagaratnam
         --------------------------------------------

Name:     Maniam B. Alagaratnam
         --------------------------------------------

Title:    Vice President, Package Development
         --------------------------------------------

Date:     September 8, 1999
         --------------------------------------------

CHIPPAC LIMITED ("ChipPac")

By:       /s/ Dennis McKenna
         --------------------------------------------

Name:     Dennis McKenna
         --------------------------------------------

Title:    President and CEO
         --------------------------------------------

Date:     September 8, 1999
         --------------------------------------------

                                    EXHIBIT A

                              TECHNICAL INFORMATION

                    FLIP CHIP PACKAGE TECHNOLOGY DELIVERABLES

1.   Package Construction
     a. [redacted*]
     b. [redacted*]
     c. [redacted*]
2.   Materials Set:
     a. [redacted*]
     b. [redacted*]
     c. [redacted*]
     d. [redacted*]
     e. [redacted*]
3.   Process Flow:
     a. [redacted*]
     b. [redacted*]
     c. [redacted*]
     d. [redacted*]
4.   Process Recipe's:
     a. [redacted*]
     b. [redacted*]
     c. [redacted*]
     d. [redacted*]
     e. [redacted*]
5.   Equipment Set:
     a. [redacted*]
     b. [redacted*]
     c. [redacted*]
     d. [redacted*]
6.   Package Optimization Experiments:
     a. [redacted*]
     b. [redacted*]
     c. [redacted*]
              +        [redacted*]
              +        [redacted*]
              +        [redacted*]
              +        [redacted*]
              +        [redacted*]
              +        [redacted*]
7.   Package Simulation Reports:
     a. [redacted*]
     b. [redacted*]
     c. [redacted*]
     d. [redacted*]
     e. [redacted*]

_______________________
* Confidential treatment requested.

     f. [redacted*]
8.   Qualification Reports:
     a. [redacted*]
     b. [redacted*]
9.   Flip Chip Package Design Rules
     a. [redacted*]
     b. [redacted*]
     c. [redacted*]
10.  Wafer Bump Design Rules:
     a. [redacted*]
     b. [redacted*]
     c. [redacted*]
11.  Wafer Bump Supplier Database:
     a. [redacted*]
     b. [redacted*]
12.  Package Tooling/Design Availability:
     a. [redacted*]
     b. [redacted*]
13.  Intellectual Property:
14.  Implementation Support:
     a. [redacted*]
     b. [redacted*]
     c. [redacted*]
     d. [redacted*]
     e. [redacted*]
     f. [redacted*]
     g. [redacted*]
     h. [redacted*]

_______________________
* Confidential treatment requested.

                                       C-2